Consent of Independent Registered Public Accounting Firm

We consent to the use of our report with respect to the financial statements and financial highlights of MainStay MacKay Strategic Municipal Allocation Fund, one of the funds comprising MainStay Funds Trust, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania December 13, 2022